   As filed with the Securities and Exchange Commission on September 3, 1999
                                                     Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         TARGETED GENETICS CORPORATION
            (Exact name of registrant as specified in its charter)

                   Washington                                       91-1549568
(State or other jurisdiction of incorporation or      (I.R.S. Employer Identification Number)
                 organization)

                           1100 Olive Way, Suite 100
                           Seattle, Washington 98101
                                (206) 623-7612
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               H. STEWART PARKER
                            Chief Executive Officer
                         Targeted Genetics Corporation
                           1100 Olive Way, Suite 100
                           Seattle, Washington 98101
                                (206) 623-7612
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                  Copies to:
                               DANIEL F. VAUGHN
                               Perkins Coie LLP
                         1201 Third Avenue, Suite 4800
                        Seattle, Washington 98101-3099
                                (206) 583-8888

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                     Proposed Maximum
                                                       Aggregate Per   Proposed Maximum
     Title of Each Class of          Amount to Be          Share           Aggregate         Amount of
   Securities to Be Registered        Registered     Offering Price(1) Offering Price(1) Registration  Fee
----------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share..........................        500,000           $1.6656         $832,812.50         $231.52
----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) The price of $1.6656 per share, which was the average of the high and low prices of the registrant's common stock on the Nasdaq National Market on September 2, 1999, is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

                                ---------------

  The registrant hereby undertakes to amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. These securities may not be sold until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell nor does it seek an offer to   +
+buy these securities in any jurisdiction where the offer or sale is not       +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED       , 1999

                                 500,000 Shares

                         TARGETED GENETICS CORPORATION

                                 ------------

                                  Common Stock
                          (par value $0.01 per share)

                                 ------------


  The selling shareholders identified on page 6 of this prospectus may offer for sale up to 500,000 shares of Targeted Genetics' common stock from time to time in the over-the-counter market through the Nasdaq National Market in privately negotiated transactions, through the writing of options on the Shares, or otherwise, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution."

  Targeted Genetics will not receive any of the proceeds from the sale of shares by the selling shareholders. Subject to certain exceptions, Targeted Genetics has agreed to pay all expenses of the registration and sale of the shares. Targeted Genetics has agreed to indemnify the selling shareholders and any broker-dealers who act in connection with the sale of the shares hereunder against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The shares were "restricted securities" under the Securities Act prior to their registration hereunder. Targeted Genetics sold the shares to the selling shareholders in a private transaction on June 9, 1999. This Prospectus has been prepared so that future sales of the shares will not be restricted under the Securities Act. In connection with any sales, the selling shareholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. See "Selling Shareholders."

  Targeted Genetics' common stock is traded on the Nasdaq National Market under the symbol "TGEN." On September 2, 1999, the last reported sales price of the common stock was $1.6875 per share.

  See "Risk Factors" beginning on page 2 to read about certain factors you should consider before buying shares of the common stock.

                                 ------------

  Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ------------

                The date of this Prospectus is          , 1999.

                                  RISK FACTORS

We expect to need more capital in the future and such additional capital may not be available.

  Developing and commercializing our potential products will require substantial additional financial resources. Since its inception, Targeted Genetics has losses totalling $85.1 million as of June 30, 1999. We expect continued operating losses for the foreseeable future. Since we cannot expect internally generated cash flow to fund development and commercialization of our products, we will look to outside sources for additional funding. These sources could involve one or more of the following types of transactions:

  . technology partnerships,

  . technology sales,

  . technology licenses,

  . issuing debt or

  . equity arrangements.

We might not be able to raise money we need when we need it or on terms that are acceptable to us.

  If we raise money by issuing more stock, we will dilute the interests of our existing shareholders. Should we encounter cash flow shortages at any time in the future, we may have to delay, scale back or eliminate some or all of our research in our three areas of interest. If we deplete all of our financial resources, we may be required to cease operations. We estimate that we have sufficient funding from on-hand balances, expected revenue, and other contractually committed funding to meet our expected needs until at least the second quarter of 2001.

Our products are in the early stage of product development and have technological risk.

  We do not have products in the commercial markets. All of our potential products (including our most advanced potential products: tgAAV-CF, our cystic fibrosis product candidate, and tgDCC-E1A, our cancer product candidate), are in research, development or early-stage clinical trials. Additional research and development and testing are needed before we can apply for regulatory approval of our potential products. We cannot be certain that we will be successful developing, testing and gaining regulatory approval of our products. If we are not successful in these efforts, our financial results and our ability to raise additional capital could be adversely affected.

We have a history of losses and uncertain future results.

  Our company has generated small amounts of revenue and significant net losses since we began business. We expect to continue to incur substantial additional losses over at least the next several years. To be profitable we must successfully develop, manufacture and obtain regulatory approval of our potential products. We cannot be certain that our efforts to develop, manufacture and receive regulatory approval will be successful. Additionally, we cannot be certain that our potential products, if approved, will be accepted in the marketplace. If our potential products are not successful in the marketplace, our financial results and the continued viability of our company could be adversely affected.

There are uncertainties relating to clinical trials.

  There is limited data that supports our belief that gene and cell therapy treatments are both safe and effective. We cannot be certain that clinical trials of our potential products will demonstrate safety and efficacy. Furthermore, we cannot be certain that we will not encounter unacceptable side effects or other problems in clinical trials of our potential products. Should we encounter unacceptable side effects or other problems in the clinical trials of our potential products, we may have to delay or discontinue development of the potential product that causes the side effects. If our clinical trials are not successful, our financial results and the continued viability of our company could be adversely affected.

We could experience difficulties accruing patients for our clinical trials.

  Identifying and qualifying patients to participate in testing our potential products is critical to our near-term success. The timing of our clinical trials depends on the speed at which we can recruit patients to participate in testing our products. Delays in recruiting, or enrolling, patients to test our products could result in increased costs, delays in advancing our product development, delays in proving the usefulness of our technology or termination of the clinical trials all together.

Our patent positions and proprietary rights are uncertain.

  We own or have licenses to patents on a number of genes, processes, practices and techniques critical to our present and anticipated potential products. If we fail to obtain and maintain patent protection for our technology, our business may be adversely affected. Similarly, if our licensors fail to obtain and maintain patent protection for technology licensed to our company, our business could be adversely affected.

  Patent positions in the field of biotechnology are highly uncertain and involve complex legal, scientific and factual questions. We cannot be certain that any patent application relating to technology we use will result in a patent being issued or that if issued that the patent will afford adequate protection against our competitors.

  As the biotechnology industry expands and more patents are issued, the risk increases that other companies may claim that our processes and potential products infringe on their patents. If we were to become involved in patent litigation, it could result in substantial expense and significant diversion of our technical and management efforts. Should we be proven to have infringed on another company's patented processes or technology, we could be required to obtain a license in order to continue manufacturing or marketing the affected product or in order to use the affected process. We cannot be certain that any license needed would be made available to us on acceptable terms, if at all.

  Our potential tgAAV-CF product uses our proprietary AAV delivery technology to deliver a normal copy of a CFTR gene that we have rights to under a nonexclusive license. This gene is the subject of an interference proceeding declared by the United States Patent and Trademark Office to determine the priority of invention. While we do not expect to directly participate in the CFTR gene interference proceedings, we have an interest in the outcome. If the eventual outcome of the proceedings does not favor our licensor, we would have to secure a license to the CFTR gene from the prevailing party to continue with development of tgAAV-CF. Costs associated with securing such a gene license may be substantial and could include royalties in excess of those currently payable pursuant to our existing CFTR gene license. We cannot be certain that the license would be made available to us on acceptable terms, if at all. If we cannot secure such a license on reasonable terms on a timely basis, our financial results and the continued viability of our potential tgAAV-CF product could be adversely affected.

  We also rely on unpatented proprietary technology. Because this technology does not benefit from the protection of patents, we cannot be certain that we can meaningfully protect it from other companies.

There is inherent uncertainty in the governmental regulatory requirements and the approval process can be lengthy.

  The regulatory process in the gene and cell therapy industry is costly and time-consuming and subject to unanticipated delays. Accordingly, there is significant uncertainty as to the cost and timing of obtaining regulatory approvals for clinical trials and for approval of manufacturing or marketing our potential products. Additionally we cannot be certain that we will be able to obtain the necessary regulatory approvals for manufacturing or marketing any of our potential products. If we receive regulatory approval of a potential product, later discovery of previously unknown problems or failure to comply with applicable regulatory requirement may result in restrictions on our ability to market the product up to and including the risk of mandatory withdrawal of the product from the market.

  All manufacturing operations are subject to the current Good Manufacturing Practice (cGMP) requirement of the Food and Drug Administration (FDA) on an ongoing basis. Our business strategy currently anticipates that we will have the ability to manufacture product that meets cGMP. We cannot be certain that we will be able to attain or maintain compliance with these cGMP requirements.

Our success depends upon the success of our partners.

  Our strategy is to enter into commercialization collaborations with corporate partners. In our commercialization efforts, we aim to leverage our technology with our partner companies' mature marketing and distribution capabilities. Therefore, we will depend on our collaborative partners to successfully commercialize our potential products. While we believe that these collaborative partners will be motivated to commercialize our potential products, we cannot be certain that our current and potential future partners will commit sufficient resources to commercializing our technology on a timely basis. Furthermore, we cannot be certain that present or future collaborators will not pursue alternative approaches in preference to potential products being developed in collaboration with us.

Our market is extremely competitive.

  We are experiencing intense competition both from companies developing gene and cell therapy technologies and from those using more traditional approaches to treating human diseases. Many of our competitors have substantially more financial and infrastructure resources including larger research and development staffs, and more experience and capabilities in researching, developing and testing products in clinical trials, in obtaining FDA and other regulatory approvals, and in manufacturing, marketing and distributing products. Consequently, our competitors may succeed in commercializing products more rapidly than we commercialize our potential products. Additionally our competitors may also manufacture and market competitive products more successfully than we manufacture our potential products. Should either scenario come to pass these developments could render our potential products less competitive or obsolete.

We must keep up with rapid technological change.

  Gene and cell therapy are new and rapidly evolving fields and are expected to continue to undergo significant and rapid technological change. Rapid technological development could result in our actual and proposed technologies, products or processes becoming obsolete.

We are dependent on key personnel and scientific collaborators.

  Our success will depend in large part on our ability to attract and retain key employees and scientific collaborators. We cannot be certain that we will be successful in retaining our existing personnel or in attracting additional qualified employees. Our company also depends on the continued availability of outside scientific collaborators who perform research and develop processes to advance and augment our internal research efforts. We cannot be certain that we will be successful in maintaining our relationships with scientific collaborators or that we will be successful in establishing collaborations with additional key scientific collaborators, or that inventions or processes developed by our collaborators will become our property.

We have no commercial manufacturing or marketing capability.

  We currently do not have the capacity to make large-scale clinical or commercial quantities of our potential products. Our current facilities and staff will need to be expanded, or supplemented through the use of contract providers, to achieve large-scale clinical or commercial production volumes of our potential products.

In addition, we have no experience in sales and marketing. To market any products that may result from our development programs, we will have to develop marketing and sales capabilities, either on our own or in conjunction with others. We cannot be certain that we will be successful in obtaining or developing the necessary manufacturing or marketing capabilities. Furthermore, our dependence on third parties to make, market and sell our potential products may hinder or possibly prevent us from developing and delivering our potential products on a timely and competitive basis.

We depend on the use of hazardous materials to develop our products.

  Our research and development activities involve the controlled use of hazardous materials, chemicals, biological materials and radioactive compounds. Although we believe that our safety procedures for handling and disposing of such materials are compliant with applicable laws and regulations, we cannot eliminate the risk of accidental contamination or injury from hazardous materials. In the event of a hazardous materials accident, we could be held liable for any resulting damages. Our liability in an accident involving hazardous materials could exceed our financial resources.

We have limited product liability insurance.

  Our business activities expose us to the risk of liability claims or product recalls and any adverse publicity that might result from a liability claim against us. We currently have only limited amounts of product liability insurance. Product liability insurance is expensive and we cannot be certain that it will continue to be available or on acceptable terms. A product liability claim or product recall could have an adverse effect on our business, our financial condition and on our continued viability as a company.

                              SELLING SHAREHOLDERS

  The following table provides certain information regarding the selling shareholders and the number of shares being offered by them.

                                                            Shares Beneficially
                               Shares That May Be Sold      Owned After Offering
                          --------------------------------- --------------------
                          Shares Beneficially Percentage of        Percentage of
                            Owned Prior to    Common Stock         Common Stock
Beneficial Owner               Offering        Outstanding  Amount  Outstanding
----------------          ------------------- ------------- ------ -------------
Alkermes, Inc............       500,000              *        --        --

--------
*  Less than 1% of the outstanding shares of common stock.

  None of the selling shareholders have had any material relationship with Targeted Genetics, or any of its affiliates, within the past three years. The selling shareholders received all of the shares from Targeted Genetics in a private transaction on June 9, 1999. All of the shares were "restricted securities" under the Securities Act prior to this registration.

  The selling shareholders have represented to us that they purchased the shares for their own account for investment only and not with a view towards selling or distributing them, except pursuant to sales registered under the Securities Act or exemptions from the registration requirements of the Securities Act. In recognition of the fact that the selling shareholders, even though purchasing the shares for investment, may wish to be legally permitted to sell their shares when they deem appropriate, we agreed with the selling shareholders to file the registration statement to register the resale of the shares. Targeted Genetics agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the earlier of (1) the date on which the selling shareholders have sold all the shares or (2) until the selling shareholders may sell all of the shares pursuant to Rule 144(k) under the Securities Act.

                              PLAN OF DISTRIBUTION

  All of the Shares offered hereby may be sold from time to time by the selling shareholders, or by their pledgees, donees, transferees or other successors-in-interest. The sale of the shares by the selling shareholders may be effected from time to time in transactions in the over-the-counter market through Nasdaq, or on one or more other securities markets and exchanges, in privately negotiated transactions, through the writing of options on the shares, or otherwise, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The selling shareholders may effect the above-mentioned transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer may act as a broker-dealer on behalf of the selling shareholders in connection with the offering of certain of the shares by the Selling shareholders. None of the proceeds from the sale of the shares by the selling shareholders will be received by Targeted Genetics. In addition, any of the shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in transactions complying with such rule, rather than pursuant to this prospectus.

  Targeted Genetics has the right to suspend use of this prospectus for a discrete period of time under certain circumstances.

  Any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Subject to certain exceptions, Targeted Genetics has agreed to bear all expenses in connection with the registration and sale of the shares being offered by the selling shareholders. Targeted Genetics has agreed to indemnify the selling shareholders and broker-dealers who act in connection with the sale of the shares hereunder against certain liabilities, including liabilities under the Securities Act.
  There can be no assurance that the selling shareholders will sell any or all of the shares covered by this prospectus.

                            VALIDITY OF COMMON STOCK

  Certain legal matters in connection with the Common Stock offered hereby have been passed upon for Targeted Genetics by Perkins Coie LLP, Seattle, Washington.

                                    EXPERTS

  The financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

  The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with it. The information incorporated by reference is an important part of this prospectus and the information that we file subsequently with the SEC will automatically update this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, after the initial filing of the registration statement that contains this prospectus and before the time that all the securities offered by this prospectus are sold:

  . Our Annual Report on Form 10-K for the fiscal year ended December 31,
    1998;

  . Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

  . Our Current Report on Form 8-K, filed on August 4, 1999; and

  . The description of our capital stock contained in the Registration
    Statement on Form 8-A effective as of April 26, 1994, including any amendment or report filed for the purpose of updating such description.

  You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                         Targeted Genetics Corporation
                         Attention: Investor Relations
                           1100 Olive Way, Suite 100
                           Seattle, Washington 98101
                                 (206) 623-7612

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  We have made forward-looking statements in this prospectus and in the documents that are incorporated by reference in this prospectus, all of which are subject to risks and uncertainties. Forward-looking statements include information concerning our possible or assumed future business success or financial results.
  You should note that an investment in our common stock involves certain risks and uncertainties that could affect our future business success or financial results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

  We believe that it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. Before you invest in our common stock, you should be aware that the occurrence of the events described in the risk factors and elsewhere in this prospectus could materially and adversely affect our business, financial condition and operating results. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Risk Factors...............................................................   2
Selling Shareholders.......................................................   5
Plan of Distribution.......................................................   6
Validity of Common Stock...................................................   6
Experts....................................................................   6
Where You Can Find More Information........................................   7
Special Note Regarding Forward-Looking Statements..........................   7

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                500,000 Shares


                        TARGETED GENETICS CORPORATION

                                 Common Stock
                          (par value $0.01 per share)




                               ----------------

                                  PROSPECTUS

                               ----------------





                              September   , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses payable by the registrant in connection with the Common Stock being registered. All amounts are estimates except the SEC registration fee and the Nasdaq National Market additional listing fee.

   SEC registration fee................................................ $   231
   Nasdaq National Market listing fee.................................. $17,500
   Legal fees and expenses............................................. $10,000
   Accounting fees and expenses........................................ $ 5,000
                                                                        -------
     Total............................................................. $32,731
                                                                        =======

Item 15. Indemnification of Directors and Officers

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. Certain of the directors of the registrant, who are affiliated with principal shareholders of the registrant, also may be indemnified by such shareholders against liability they may incur in their capacities as directors of the registrant, including pursuant to a liability insurance policy to be maintained by the registrant for such purpose.

  Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

Item 16. Exhibits

  5.1 Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the Common Stock

 23.1    Consent of Ernst & Young LLP, independent auditors

 23.2    Consent of Perkins Coie LLP (contained in Exhibit 5.1)

 24.1    Power of attorney (contained on signature page)

Item 17. Undertakings

  A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  D. The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on the 3rd day of September, 1999.

                                          TARGETED GENETICS CORPORATION

                                                 /s/ H. Stewart Parker
                                          By: _________________________________
                                                     H. Stewart Parker
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  Each person whose individual signature appears below hereby authorizes H. Stewart Parker and James A. Johnson, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 3rd day of September, 1999.

                 Signature                                     Title
                 ---------                                     -----

         /s/ H. Stewart Parker             President, Chief Executive Officer and
 ________________________________________   Director (Principal Executive Officer)
             H. Stewart Parker


          /s/ James A. Johnson             Senior Vice President, Finance and
 ________________________________________   Administration, Chief Financial Officer,
             James A. Johnson               Treasurer and Secretary (Principal
                                            Financial and Accounting Officer)

        /s/ Jeremy Curnock Cook            Chairman of the Board of Directors
 ________________________________________
            Jeremy Curnock Cook


 ________________________________________  Director
              Jack L. Bowman


           /s/ James D. Grant              Director
 ________________________________________
              James D. Grant


          /s/ Louis P. Lacasse             Director
 ________________________________________
             Louis P. Lacasse


           /s/ Nelson L. Levy              Director
 ________________________________________
        Nelson L. Levy, Ph.D., M.D.


 ________________________________________  Director
           Mark Richmond, Ph.D.

                                 EXHIBIT INDEX

Exhibit
Number
-------
 5.1     Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the Common Stock

23.1     Consent of Ernst & Young LLP, independent auditors

23.2     Consent of Perkins Coie LLP (contained in Exhibit 5.1)

24.1     Power of attorney (contained on signature page)